                                                                    Exhibit 3.55

                          CERTIFICATE OF INCORPORATION
                                       OF
                DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.


         1. The name of the corporation is:

                DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Canter, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:


         To engage in any lawful act or activity for which corporations say be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is one hundred thousand (100,000); all of such shares shall be without par value.

         Any transfer of control of the corporation's stock shall be subject to prior approval of the Federal Communication Commission when required and any such transfers shall be subject to a majority vote of the corporation's stockholders.

         The stockholders shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares, or securities in proportion to their respective holdings of stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

         5A. The name and mailing address of each incorporator is as follows:


      NAME                            MAILING ADDRESS
      ----                            ---------------
  V. A. Brookens                      1209 Orange Street
                                      Wilmington, Delaware 19861

  J. L. Austin                        1209 Orange Street
                                      Wilmington, Delaware  19861

  D. L. Sipple                        1209 Orange Street
                                      Wilmington, Delaware  19861

         5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:


      NAME                            MAILING ADDRESS
      ----                            ---------------
 John C. McElroy, Jr.                 Fredonian Street
                                      Shirley, Massachusetts  01464

 Daniel L. McElroy                    Fredonian Street
                                      Shirley, Massachusetts  01464


         6. The corporation is to have perpetual existence.

         7. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         9. The corporation reserves the right to amend, altar, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted, subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are and accordingly have hereunto set our hands this 24th day of
September   , 1986.

                                 /s/ V. A. Brookens
                                 -------------------------
                                 V. A. Brookens


                                 /s/ J. L. Austin
                                 -------------------------
                                 J. L. Austin


                                 /s/ D. L. Sipple
                                 -------------------------
                                 D. L. Sipple

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.


                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

                                -----------------

         Dutchess County Cellular Telephone Company, Inc. (hereinafter Called the "Corporation"), a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         By written consent of the Board of Directors of the Corporation in lieu of a special meeting, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation and declaring such amendment to be advisable and in the best interests of the Corporation. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

              RESOLVED: That, in the judgment of the Board of Directors, it is deemed advisable and in the best interests of the Corporation to amend the Certificate of Incorporation of the corporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware, in order to change the authorized Capital of the corporation, said amendment to be effected by deleting the first paragraph of Article 4 of the Certificate of Incorporation of the corporation and inserting in lieu thereof the following:

                           The total number of shares of stock that the corporation shall have authority to issue is 100,530 shares of Common Stock, no par value per share.

         In witness whereof, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by its President, and its corporate seal to be hereunto affixed and attested by its Secretary, as of the 30th day of January, 1987.

ATTEST:                             DUTCHESS COUNTY CELLULAR
                                    TELEPHONE COMPANY, INC.
/s/ Daniel C. McElroy
-------------------------
Daniel C. McElroy                   By: /s/ John C. McElroy, Jr.
Secretary                              ---------------------------
                                       John C. McElroy, Jr.
                                       President
[Corporate Seal)

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/22/1992
                                                          921185346 - 2102818

               CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                         OFFICE AND REGISTERED AGENT

                                      OF

               DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.

                 --------------------------------------------

     The Board of Directors of:

          DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.
a Corporation of the State of Delaware, on this 7th day of April, A.D. 1992, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

          The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:
CORPORATION SERVICE COMPANY.

          DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.
a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Vice President and Asst. Secretary, this 7th day of April, A.D. 1992.

                                       BY: /s/ [Illegible]
                                          -----------------------------------

                              ATTESTED BY: /s/ Mark [Illegible]
                                          -----------------------------------
                                             Asst. Secretary